NASCOR MORTGAGE LOAN POOL
                       10-YEAR THROUGH 15-YEAR FIXED RATE
                            NON-RELO & RELO MORTGAGES
                              NASCOR SERIES 1998-21
                                  POOL PROFILE


                                                        Bid                          Tolerance
AGGREGATE PRINCIPAL BALANCE                         $200,000,000                     (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                               1-Aug-98
INTEREST RATE RANGE                                6.00% - 9.00%
GROSS WAC                                                  7.07%                     (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                              25 bps                       (+/- 1 bps)
MASTER SERVICING FEE                                     1.7 bps
WAM (in months)                                              178                     (+/- 2 month)

WALTV                                                         66%                    (maximum 71%)

CALIFORNIA %                                                  24%                    (maximum 30%)
SINGLE LARGEST ZIP CODE CONCENTRATION                          2%                    (maximum  5%)

AVERAGE LOAN BALANCE                                     $309,504                (maximum $350,000)
LARGEST INDIVIDUAL LOAN BALANCE                          $993,807              (maximum $1,500,000)

CASH-OUT REFINANCE %                                          13%                    (maximum  18%)

PRIMARY RESIDENCE %                                           95%                     (minimum 90%)

SINGLE-FAMILY DETACHED %                                      94%                     (minimum 89%)

FULL DOCUMENTATION %                                          86%                     (minimum 81%)

UNINSURED GREATER THAN 80% LTV %                               1%                      (maximum 5%)

TEMPORARY BUYDOWNS                                             0%                    (maximum  5%)

RELOCATION %                                                   5%                    (maximum 10%)




THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       10-YEAR THROUGH 15-YEAR FIXED RATE
                            NON-RELO & RELO MORTGAGES
                              NASCOR SERIES 1998-21
                               PRICING INFORMATION



 RATING AGENCIES                                   TBD by Norwest

 PASS THRU RATE                                             6.50%

 ASSUMED SIZE OF PRINCIPAL ONLY CLASS                      24 bps

 PRICING DATE                                           23-Jul-98      9:45 AM

 FINAL STRUCTURE DUE DATE                               11-Aug-98      9:00 AM

 SETTLEMENT DATE                                        28-Aug-98

 ASSUMED SUB LEVELS                                           AAA        2.400%
                                                               AA        1.500%
                                                                A        0.900%
                                                              BBB        0.650%
                                                               BB        0.350%
                                                                B        0.200%


NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-21. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



 NASCOR CONTACTS                Brad Davis (301) 846-8009
                                Lori Fountain (301) 846-8186